Exhibit 5.1

November 12, 2013

Fiesta Restaurant Group, Inc.

14800 Landmark Boulevard, Suite 500

Addison, Texas 75254

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing, with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (File No. 333-) (the “Registration Statement”) of Fiesta Restaurant Group, Inc. (the “Company”) and the prospectus contained in such Registration Statement (the “Prospectus”). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the Prospectus and the supplements to the Prospectus referred to therein, of an indeterminate number of shares of the Company’s common stock, $0.01 par value per share (the “Shares”). The Shares are to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) in substantially the form filed as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary. In such examination we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) a prospectus or prospectus supplement will have been filed with the Commission describing the Shares offered thereby; (vi) all Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus; and (vii) the Underwriting Agreement with respect to any common stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when authorized, issued and sold by the Company for an amount per share not less than the par value thereof and in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, in accordance with the Underwriting Agreement and in accordance with resolutions to be adopted by the Board of Directors of the Company approving the Underwriting Agreement and the issuance of the Shares, will be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other law or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP